Notice Of Guaranteed Delivery

				for

		   Bangor Hydro-Electric Company

This form or one substantially equivalent hereto must be used to accept the Offer to Purchase Bangor Hydro-Electric Company (the "Company"), made pursuant to the Offer to Purchase dated January 27, 2003 (the "Offer") and the accompanying Letter of Transmittal, if certificates for the 7% Series preferred shares are not immediately available or time will not permit all required documents to reach the Depository prior to the Expiration Date of the Offer. If the certificates or a permitted Affidavit of Loss are being provided in a timely manner, there is no need for you to complete or submit this form. Such form may be delivered by hand, by mail, or by overnight delivery to the Depository, EquiServe Trust, N.A. in the manner and at the addresses set forth below. See Section 3, "Procedures for Tendering Shares" in the Offer.


			  EQUISERVE TRUST, N.A.

BY MAIL:                   BY HAND:                BY OVERNIGHT DELIVERY:
--------                   --------                ----------------------
EquiServe Trust            Securities Transfer     EquiServe Trust
Corporate Actions          & Reporting             Attn: Corporate Actions
Post Office Box 43014      c/o EquiServe Trust     150 Royall Street
Providence, RI             100 William's Street,   Canton, MA  02021
02940-3014                 Galleria
			   NewYork, NY  10038



DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.



Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal, receipt of which is hereby acknowledged, the number of 7% Series Preferred shares set forth below, pursuant to the guaranteed delivery procedure set forth under the caption "Procedures for Tendering Shares" in the Offer. By so tendering, the undersigned hereby does make, at and as of the date hereof, the representations and warranties of a tendering holder of shares as set forth in the Letter of Transmittal.

All authority hereby conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

		     PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or        Name(s) of Registered Holder(s):
Authorized Signatory:

___________________________________           ___________________________

___________________________________           ___________________________
					      (Please Print)

Name(s) ____________________________          Address ____________________

					      Tel. No.(s)_________________


(Please Type or Print)

7% Series Preferred Shares Tendered Hereby:

Stock Certificate Nos. (if available)_________________________

Number of Shares Tendered ___________




			       GUARANTEE
	       (Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the NASD, a commercial bank or trust company having an office or correspondent in the United States or that is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of 7% Series Preferred Shares on whose behalf this tender is being made "own(s)" the shares covered hereby, and (b) guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the shares tendered hereby in proper form for transfer with any required signature and any other required documents, will be deposited by the undersigned with the Depository.

The undersigned acknowledges that it must deliver the Letter of Transmittal and 7% Series Preferred shares tendered hereby to the Depository within the time set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm _________________________   Authorized Signature ____________

Address ______________________________

	______________________________   Print Name  ________________________


Area Code and Telephone No.:             Title ______________________________


_________________________                Dated: _____________________________